Exhibit 10.3


                                              Assignment of Trademark


     This agreement (the "Agreement") effective as of the 2nd day of February, 2004, is entered into by and between the Progressive Ventures, Inc. ("Assignor") Global Axcess Corporation ("Assignee").

     Whereas, in connection with the acquisition of certain assets of Assignor by Assignee pursuant to Asset Purchase Agreement (the "Purchase Agreement") dated January 21, 2004, Assignor has agreed to assign its rights in the word mark "Progressive ATM" that Assignor has used from time to time in connection with its business; and

     Now therefore, the parties hereby agree as follows:


     1. Assignment. As of the date hereof, Assignor does hereby transfer and assign to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Assignor's worldwide right, title and interest in, to and under the Mark, together with the goodwill of the business associated therewith and which is symbolized thereby, all rights to sue for infringement of the Mark and any and all renewals and extensions thereof that may hereafter be secured under the laws now or hereafter in effect in the United States, the same to be held and enjoyed by the said Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the said Assignor had this Assignment of the Mark not been made.

     3. Terms of the Purchase Agreement. All provisions of the Purchase Agreement are incorporated herein and govern this Assignment. Nothing herein is intended to modify, limit or otherwise affect the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement, and such representations, covenants, agreements and indemnities shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

     4. Further Actions. Each of the parties hereto covenants and agrees, at the requesting party's expense, to execute and deliver, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments contemplated herein.

     5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.



         PROGRESSIVE VENTURES, INC.


         By:__________________________
               Name:
               Title:

         GLOBAL AXCESS CORPORATION


         By:__________________________
               Name:
               Title: